JOINT FILING INFORMATION



Reporting Person:     David M. Einhorn 2007 GRAT

Relationship of Reporting Person to Issuer: 10% Owner

Address:              140 East 45th Street
                      24th Floor
                      NEW YORK, NY 10017

Designated Filer:     David Einhorn (Trustee of David M. Einhorn 2007 GRAT)

Issuer and Symbol:    Greenlight Capital Re, Ltd. (GLRE)

Date of Event
Requiring Statement:  05/23/2007


Signature:            /s/ Sherry Diaz
                      --------------------------------------------------------
                      by Sherry Diaz, by Power of Attorney for David Einhorn,
                      trustee of the David M. Einhorn 2007 GRAT